Exhibit 99.1

Northern Oil and Gas, Inc. Announces Fourth Quarter and Full Year 2020 Results

HIGHLIGHTS

•Fourth quarter production of 35,738 Boe per day, up 23% from the third quarter
•Fourth quarter cash flow from operations of $81.8 million, excluding $8.8 million spent to reduce net working capital, up 19% from the third quarter
•Total debt balance reduced by $39.0 million in the fourth quarter and $178.0 million in total during 2020
•Completed $140.2 million common stock offering and $550.0 million senior notes offering in February 2021. Borrowing capacity of $373.0 million under revolving credit facility as of March 11, 2021
•Announced entrance into the Marcellus Shale with the pending acquisition from Reliance Marcellus, LLC
•Signed and closed seventh Permian acquisition since entry into the basin in September 2020

MINNEAPOLIS (BUSINESS WIRE) - March 12, 2021 - Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced the company’s fourth quarter and full year 2020 results.

MANAGEMENT COMMENTS

“Northern enters 2021 in an enviable position,” commented Nick O’Grady, Northern’s Chief Executive Officer. “The fourth quarter showed the durability of our strategy, the cash generating power of our asset base, and our commitment to focusing on return on capital employed. The flexibility and dynamic nature of our non-operated business model have never been so clear. We enter 2021 as a multi-basin company, dedicated to the allocation of capital into the highest return projects, with a reinvigorated capital structure that should provide for growth opportunities and a clear path to our ultimate goal: to responsibly return capital to shareholders.”

FINANCIAL RESULTS

Fourth quarter Adjusted Net Income was $35.7 million or $0.64 per diluted share, up from $21.5 million or $0.50 per diluted share in the prior year. Fourth quarter GAAP net loss was $146.2 million or $3.21 per diluted share. Adjusted EBITDA in the fourth quarter was $94.3 million.

Full year 2020 Adjusted Net Income was $96.0 million or $1.82 per diluted share. Full year 2020 GAAP net loss was $921.3 million or $21.55 per diluted share. Full year 2020 Adjusted EBITDA was $351.8 million. (See “Non-GAAP Financial Measures” below.)

PRODUCTION

Fourth quarter production was 35,738 Boe per day, a 23% increase from the third quarter. Oil represented 76% of production in the fourth quarter. Northern estimates that curtailments and shut-ins reduced the Company’s average daily production by approximately 4,200 Boe per day in the fourth quarter. Northern had 5.9 net wells turned online during the fourth quarter, compared to 3.4 net wells turned online in the third quarter of 2020. Full year 2020 production was 33,078 Boe per day.

PRICING

During the fourth quarter, NYMEX West Texas Intermediate (“WTI”) crude oil averaged $42.63 per Bbl, and NYMEX natural gas at Henry Hub averaged $2.48 per Mcf. Northern’s unhedged net realized oil price in the fourth quarter was $35.69 per Bbl, representing a $6.94 differential to WTI prices. Northern’s fourth quarter unhedged net realized gas price was $2.13 per Mcf, representing approximately 86% realizations compared with Henry Hub pricing.

For full year 2020, Northern’s realized oil differential was $6.63 per Bbl. Northern’s full year unhedged net realized gas price was $1.14 per Mcf, representing approximately 57% realizations compared with Henry Hub pricing.

OPERATING COSTS

Lease operating costs were $28.2 million in the fourth quarter of 2020, or $8.58 per Boe, down 5% on a per unit basis compared to the third quarter. Fourth quarter general and administrative (“G&A”) costs totaled $4.4 million, which includes non-cash stock-based compensation. Cash G&A costs totaled $3.4 million or $1.04 per Boe in the fourth quarter, down 25% on a per unit basis compared to the third quarter.

CAPITAL EXPENDITURES AND ACQUISITIONS

Capital spending for the fourth quarter was $48.9 million, made up of $17.9 million of organic drilling and completion (“D&C”) capital and $31.0 million of total acquisition spending and other items, inclusive of ground game D&C spending. Northern had 5.9 net wells turned online in the fourth quarter. Wells in process totaled 28.1 net wells as of December 31, 2020. On the ground game acquisition front, Northern closed on 11 transactions during the fourth quarter totaling 4.6 net wells, 663 net mineral acres and 373 net royalty acres (standardized to a 1/8 royalty interest).

RELIANCE ACQUISITION UPDATE

On February 3, 2021, Northern announced a definitive agreement to acquire assets from Reliance Marcellus, LLC, a subsidiary of Reliance Industries, Ltd., for $175.0 million in cash plus 3.25 million common stock warrants. The acquisition has an effective date of July 1, 2020 and is expected to close in April 2021. EQT Corporation, the operator of substantially all of the assets, has elected to exercise its preferential purchase right on a portion of the assets, which (together with the exercise of other preferential purchase rights) will reduce the cash purchase price, net to Northern, by approximately $48.6 million, or 28%. Northern estimates it retains approximately 99% of the net drilling inventory on the assets, compared to prior estimates. Due to the largely developed nature of the properties subject to the preferential right, over a five-year period, Northern expects they would have only contributed 10-15% of the long term cash flows from the acquired properties. Additionally, Northern estimates an 18% reduction in capital spending on the acquired assets in 2021, compared to prior estimates. Northern has released detailed updated guidance for the acquired assets in the guidance section below.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2020, Northern had $1.8 million in cash and $532.0 million of borrowings outstanding on its revolving credit facility. Northern had total liquidity of $129.8 million as of December 31, 2020, consisting of cash and borrowing availability under the revolving credit facility.

On January 4, 2021, Northern retired $65 million, or 50% of its VEN Bakken Note. In February 2021, Northern strengthened its balance sheet through common equity and debt transactions. Northern issued 14.4 million shares of common equity for gross proceeds of $140.2 million. Northern also issued $550 million of 8.125% Senior Unsecured Notes due 2028. With the net proceeds from these transactions, Northern retired the remaining $65 million of its VEN Bakken Note and retired $272.1 million, or 95% of its remaining Senior Secured Notes due 2023 on February 18, 2021. Northern intends to call or purchase the remaining 2023 Notes on or before May 15, 2021. Northern used the remainder of the proceeds to retire debt under its revolving credit facility and for cash on hand.

As of March 11, 2021, Northern had $287.0 million of borrowings outstanding on its revolving credit facility, leaving $373.0 million of borrowing availability. Northern additionally has $15.7 million Senior Secured Notes due 2023 that remain outstanding, and $550 million of newly issued Senior Unsecured Notes due 2028.

In April 2021, upon closing of the Reliance acquisition, Northern will fund the unadjusted cash purchase price of $126.4 million, less the $17.5 million deposit previously paid. The cash purchase price will be subject to typical closing adjustments, including an expected reduction for the net cash flows already received by Reliance from the properties since the effective date.

2021 ESTIMATED GUIDANCE — EXISTING WILLISTON AND PERMIAN PROPERTIES

2021 Guidance Ranges:
Annual Production (Boe per day)	37,750 - 42,750
Net Wells Added to Production	32 - 34
Total Capital Expenditures ($ in millions)	$180 - $225

Operating Expenses Guidance:
Production Expenses (per Boe)	$8.75 - $9.75
Production Taxes	10% of Net Oil Revenues, $0.06 per Mcf for Natural Gas
Oil as a Percentage of Production Volumes	78 - 80%
Average Differential to NYMEX WTI	$6.50 - $8.50

2021 ESTIMATED GUIDANCE — RELIANCE ASSETS (PENDING ACQUISITION) — FULL YEAR

2021 Guidance Ranges:
Annual Production (Mmcf per day)	75 - 85
Net Wells Added to Production	3.5 - 3.8
Total Capital Expenditures ($ in millions)	$20 - $25

Operating Expenses Guidance:
Production, Asset G&A and Marketing Expenses (per Mcf)	$0.85 - $0.95
Average Differential to NYMEX Henry Hub (per Mcf)	$0.55 - $0.65

2021 ESTIMATED GUIDANCE — CORPORATE

	Q1 Pre-Reliance Closing	Q2-Q4 Post-Reliance Closing
General and Administrative Expense (per Boe):
Cash (excluding any one-time transaction costs)	$1.10 - $1.20	$0.75 - $0.85
Non-Cash	$0.30	$0.20

FOURTH QUARTER 2020 RESULTS

The following table sets forth selected operating and financial data for the periods indicated.

	Three Months Ended December 31,
	2020	2019	% Change
Net Production:
Oil (Bbl)	2,508,618	3,218,885	(22)%
Natural Gas and NGLs (Mcf)	4,675,896	4,942,194	(5)%
Total (Boe)	3,287,934	4,042,584	(19)%

Average Daily Production:
Oil (Bbl)	27,268	34,988	(22)%
Natural Gas and NGL (Mcf)	50,825	53,720	(5)%
Total (Boe)	35,738	43,941	(19)%

Average Sales Prices:
Oil (per Bbl)	$35.69	$49.20	(27)%
Effect of Gain on Settled Derivatives on Average Price (per Bbl)	14.51	2.71
Oil Net of Settled Derivatives (per Bbl)	50.20	51.91	(3)%

Natural Gas and NGLs (per Mcf)	2.13	0.47	353%
Effect of Gain (Loss) on Settled Derivatives on Average Price (per Mcf)	(0.20)	—
Natural Gas Net of Settled Derivatives (per Mcf)	1.93	0.47	311%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives	30.27	39.75	(24)%
Effect of Gain (Loss) on Settled Commodity Derivatives on Average Price (per Boe)	10.79	2.15
Realized Price on a Boe Basis Including Settled Commodity Derivatives	41.06	41.91	(2)%

Costs and Expenses (per Boe):
Production Expenses	$8.58	$8.84	(3)%
Production Taxes	2.75	3.92	(30)%
General and Administrative Expense	1.33	2.01	(34)%
Depletion, Depreciation, Amortization and Accretion	9.97	15.69	(36)%

Net Producing Wells at Period End	475.1	458.7	4%

FULL YEAR 2020 RESULTS

The following table sets forth selected operating and financial data for the periods indicated.

	Years Ended December 31,
	2020	2019	% Change
Net Production:
Oil (Bbl)	9,361,138	11,325,418	(17)%
Natural Gas and NGLs (Mcf)	16,473,287	16,590,774	(1)%
Total (Boe)	12,106,686	14,090,547	(14)%

Average Daily Production:
Oil (Bbl)	25,577	31,029	(18)%
Natural Gas and NGL (Mcf)	45,009	45,454	(1)%
Total (Boe)	33,078	38,604	(14)%

Average Sales Prices:
Oil (per Bbl)	$32.61	$50.74	(36)%
Effect of Gain (Loss) on Settled Oil Derivatives on Average Price (per Bbl)	20.08	3.92
Oil Net of Settled Oil Derivatives (per Bbl)	52.69	54.66	(4)%

Natural Gas and NGLs (per Mcf)	1.14	1.60	(29)%
Effect of Gain (Loss) on Settled Natural Gas Derivatives on Average Price (per Mcf)	0.02	—
Natural Gas and NGLs Net of Settled Natural Gas Derivatives (per Mcf)	1.16	1.60	(28)%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives	26.77	42.67	(37)%
Effect of Gain (Loss) on Settled Commodity Derivatives on Average Price (per Boe)	15.55	3.15
Realized Price on a Boe Basis Including Settled Commodity Derivatives	42.32	45.82	(9)%

Costs and Expenses (per Boe):
Production Expenses	$9.61	$8.44	14%
Production Taxes	2.46	4.10	(40)%
General and Administrative Expenses	1.53	1.68	(9)%
Depletion, Depreciation, Amortization and Accretion	13.39	14.92	(10)%

Net Producing Wells at Period-End	475.1	458.7	4%

HEDGING

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s open crude oil commodity derivative contracts scheduled to settle after December 31, 2020 (excluding basis swaps).

Crude Oil Derivative Price Swaps
Contract Period	Volume (Bbls)	Volume (Bbls/Day)	Weighted Average Price (per Bbl)
2021:
Q1	2,190,000	24,333	$55.66
Q2	2,202,208	24,200	$56.37
Q3	2,131,410	23,168	$54.13
Q4	2,122,506	23,071	$53.76
2022(1):
Q1	1,080,000	12,000	$51.29
Q2	932,750	10,250	$51.20
Q3	989,000	10,750	$51.49
Q4	989,000	10,750	$51.49
2023(2):
Q1	112,500	1,250	$51.65
_____________
(1) We have entered into crude oil derivative contracts that give counterparties the option to extend certain current derivative contracts for additional periods. Options covering a notional volume of 3.1 million barrels for 2022 are exercisable on or about December 31, 2021. If the counterparties exercise all such options, the notional volume of our existing crude oil derivative contracts will increase as follows for 2022: (i) for the first quarter of 2022, by 1,010,250 barrels at a weighted average price of $53.18 per barrel, (ii) for the second quarter of 2022, by 1,021,475 barrels at a weighted average price of $53.18 per barrel, (iii) for the third quarter of 2022, by 549,700 barrels at a weighted average price of $51.67 per barrel, and (iv) for the fourth quarter of 2022, by 549,700 barrels at a weighted average price of $51.67 per barrel.

(2) We have entered into crude oil derivative contracts that give counterparties the option to extend certain current derivative contracts for additional periods. Options covering a notional volume of 3.6 million barrels for 2023 are exercisable on or about December 31, 2022. If the counterparties exercise all such options, the notional volume of our existing crude oil derivative contracts will increase as follows for 2023: (i) for the first quarter of 2023, by 1,147,500 barrels at a weighted average price of $50.48 per barrel, (ii) for the second quarter of 2023, by 796,250 barrels at a weighted average price of $49.69 per barrel, (iii) for the third quarter of 2023, by 851,000 barrels at a weighted average price of $50.22 per barrel, and (iv) for the fourth quarter of 2023, by 851,000 barrels at a weighted average price of $50.22 per barrel.

The following table summarizes Northern’s open natural gas commodity derivative contracts scheduled to settle after December 31, 2020.

Natural Gas Commodity Derivative Swaps
Contract Period	Gas (MMBTU)	Volume (MMBTU/Day)	Weighted Average Price (per Mcf)

2021:
Q1	3,375,000	37,500	$2.47
Q2	5,924,507	65,104	$2.74
Q3	8,979,028	97,598	$2.82
Q4	8,784,210	95,481	$2.82
2022:
Q1	2,700,000	30,000	$2.98
Q2	910,000	10,000	$2.61
Q3	920,000	10,000	$2.61
Q4	920,000	10,000	$2.61

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In millions, except for net well data)	Three Months Ended December 31, 2020	Year Ended December 31, 2020
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$17.9	$143.1
Ground Game Drilling and Development Capital Expenditures	$21.7	$46.1
Ground Game Acquisition Capital Expenditures	$8.7	$21.6
Other	$0.6	$3.1

Net Wells Turned Online	5.9	17.8

Net Producing Wells (Period-End)		475.1

Net Wells in Process (Period-End)		28.1
Change in Wells in Process over Prior Period	-0.3	2.3

Weighted Average AFE for Wells Elected to	$7.2 million	$7.5 million

Capitalized costs are a function of the number of net well additions during the period, and changes in wells in process from the prior year-end. Capital expenditures attributable to the increase of 2.3 in net wells in process during the year ended December 31, 2020 are reflected in the annual amounts incurred for drilling and development capital expenditures.

ACREAGE

As of December 31, 2020, Northern controlled leasehold of approximately 183,527 net acres primarily targeting the Bakken and Three Forks formations of the Williston Basin, and approximately 90% of this total acreage position was developed, held by production, or held by operations.

FOURTH QUARTER 2020 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, March 12, 2021 at 10:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via the company’s website, www.northernoil.com, or by phone as follows:

Website: https://78449.themediaframe.com/dataconf/productusers/nog/mediaframe/43930/indexl.html
Dial-In Number: (866) 373-3407 (US/Canada) and (412) 902-1037 (International)
Conference ID: 13717215 - Northern Oil and Gas, Inc. Fourth Quarter and Year-End 2020 Earnings Call
Replay Dial-In Number: (877) 660-6853 (US/Canada) and (201) 612-7415 (International)
Replay Access Code: 13717215 - Replay will be available through March 19, 2021

UPCOMING CONFERENCE SCHEDULE

33rd Annual Roth Conference
March 15, 2021

SPE A&D Symposium
Houston, TX
May 13, 2021

UBS Global Oil and Gas Conference
May 25, 2021

Wells Fargo Energy Conference
June 2-3, 2021

Stifel Cross Sector Insight Conference
June 8-10, 2021

RBC Energy Conference
June 8-9, 2021

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the premier basins within the United States. More information about Northern Oil and Gas, Inc. can be found at www.northernoil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on Northern’s properties and properties pending acquisition; Northern’s ability to acquire additional development opportunities; potential or pending acquisition transactions, including the Reliance acquisition; Northern’s ability to consummate pending acquisitions, including the Reliance acquisition, and the anticipated timing of such consummation; the projected capital efficiency savings and other operating efficiencies and synergies resulting from Northern’s acquisition transactions; integration and benefits of property acquisitions, including the Reliance acquisition, or the effects of such acquisitions on Northern’s cash position and levels of indebtedness; changes in Northern’s reserves estimates or the value thereof; disruptions to Northern’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Northern’s properties; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry; general economic or industry conditions, nationally and/or in the communities in which Northern conducts business; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Northern’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Northern’s more recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Northern’s actual results to differ from those set forth in the forward looking statements.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Mike Kelly, CFA
Chief Strategy Officer
952-476-9800
ir@northernoil.com

NORTHERN OIL AND GAS, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues
Oil and Gas Sales	$99,511	$160,698	$324,052	$601,218
Gain (Loss) on Derivative Instruments, Net	(49,441)	(101,697)	228,141	(128,837)
Other Revenue	4	11	17	21
Total Revenues	50,074	59,013	552,210	472,402

Operating Expenses
Production Expenses	28,204	35,754	116,336	118,899
Production Taxes	9,034	15,827	29,783	57,771
General and Administrative Expenses	4,361	8,118	18,546	23,624
Depletion, Depreciation, Amortization and Accretion	32,769	63,411	162,120	210,201
Impairment of Other Current Assets	—	(1,571)	—	6,398
Impairment Expense	104,463	—	1,066,668	—
Total Operating Expenses	178,831	121,539	1,393,453	416,893

Income (Loss) From Operations	(128,757)	(62,527)	(841,243)	55,509

Other Income (Expense)
Interest Expense, Net of Capitalization	(13,358)	(20,393)	(58,503)	(79,229)
Write-off of Debt Issuance Costs	—	—	(1,543)	—
Gain (Loss) on Unsettled Interest Rate Derivatives	186	—	(1,019)	—
Loss on the Extinguishment of Debt	—	(22,762)	(3,718)	(23,187)
Debt Exchange Derivative Gain	—	—	—	1,390
Contingent Consideration Loss	(169)	(879)	(169)	(29,512)
Financing Expense	—	(1,447)	—	(1,447)
Other Income (Expense)	(25)	69	(12)	158
Total Other Income (Expense)	(13,366)	(45,412)	(64,964)	(131,827)

Loss Before Income Taxes	(142,123)	(107,939)	(906,207)	(76,318)

Income Tax Benefit	—	—	(166)	—

Net Loss	(142,123)	(107,939)	(906,041)	$(76,318)

Cumulative Preferred Stock Dividend	(4,031)	(1,029)	(15,266)	(1,029)

Net Loss Attributable to Common Shareholders	$(146,154)	$(108,966)	$(921,307)	$(77,347)

Net Loss Per Common Share – Basic*	$(3.21)	$(2.71)	$(21.55)	$(2.00)
Net Loss Per Common Share – Diluted*	$(3.21)	$(2.71)	$(21.55)	$(2.00)
Weighted Average Shares Outstanding – Basic*	45,520,634	40,204,194	42,744,639	38,708,460
Weighted Average Shares Outstanding – Diluted*	45,520,634	40,204,194	42,744,639	38,708,460
_________
*Adjusted for the 1-for-10 reverse stock split effected on September 18, 2020.

The accompanying notes are an integral part of these financial statements.

NORTHERN OIL AND GAS, INC.
BALANCE SHEETS

(In thousands, except par value and share data)	December 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and Cash Equivalents	$1,428	$16,068
Accounts Receivable, Net	71,015	108,274
Advances to Operators	476	893
Prepaid Expenses and Other	1,420	1,964
Derivative Instruments	51,290	5,628
Income Tax Receivable	—	210
Total Current Assets	125,629	133,037

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	4,393,533	4,178,605
Unproved	10,031	11,047
Other Property and Equipment	2,451	2,157
Total Property and Equipment	4,406,015	4,191,809
Less – Accumulated Depreciation, Depletion and Impairment	(3,670,811)	(2,443,216)
Total Property and Equipment, Net	735,204	1,748,593

Derivative Instruments	111	8,554
Deferred Income Taxes	—	210
Other Noncurrent Assets, Net	11,145	15,071

Total Assets	$872,089	$1,905,465

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts Payable	$35,803	$69,395
Accrued Liabilities	68,673	110,374
Accrued Interest	8,341	11,615
Derivative Instruments	3,078	11,298
Contingent Consideration	493	—
Other Current Liabilities	1,087	795
Current Portion of Long-term Debt	65,000	—
Total Current Liabilities	182,475	203,477

Long-term Debt, Net	879,843	1,118,161
Derivative Instruments	14,659	8,079
Asset Retirement Obligations	18,366	16,759
Other Noncurrent Liabilities	50	345

Total Liabilities	1,095,393	$1,346,822

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred Stock, Par Value $0.001 ; 5,000,000 Authorized 2,218,732 Shares Outstanding at 12/31/2020 1,500,000 Shares Outstanding at 12/31/2019	2	2
Common Stock, Par Value $0.001; 135,000,000* Authorized; 45,908,779 Shares Outstanding at 12/31/2020 40,608,518* Shares Outstanding at 12/31/2019	448	406
Additional Paid-In Capital	1,556,602	1,431,438
Retained Deficit	(1,780,356)	(873,203)
Total Stockholders’ Equity (Deficit)	(223,304)	558,643
Total Liabilities and Stockholders' Equity (Deficit)	$872,089	$1,905,465
___________
*Adjusted for the 1-for-10 reverse stock split effected on September 18, 2020.
The accompanying notes are an integral part of these financial statements.

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. Net income (loss) is the most directly comparable GAAP measure for both Adjusted Net Income and Adjusted EBITDA, and tabular reconciliations for these measures are included below. Northern defines Adjusted Net Income (Loss) as net income (loss) excluding (i) unrealized (gain) loss on unsettled commodity derivatives, net of tax, (ii) financing expense, net of tax, (iii) impairment of other current assets, net of tax, (iv) write-off of debt issuance costs, net of tax, (v) loss on the extinguishment of debt, net of tax, (vi) debt exchange derivative (gain) loss, net of tax, (vii) contingent consideration loss, net of tax, (viii) acquisition transaction costs, net of tax, (ix) impairment expense, net of tax, and (x) gain (loss) on unsettled interest rate derivatives, net of tax.  Northern defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization, and accretion, (iv) (gain) loss on unsettled commodity derivatives, (v) non-cash stock based compensation expense, (vi) write-off of debt issuance costs, (vii) loss on the extinguishment of debt, (viii) impairment of other current assets, (ix) debt exchange derivative (gain) loss, (x) contingent consideration loss, (xi) financing expense, (xii) impairment expense, (xiii) (gain) loss on unsettled interest rate derivatives, and (xiv) cash severance expense. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below. Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Northern’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

Pre-tax PV10%, or PV-10, may be considered a non-GAAP financial measure as defined by the SEC and is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP measure for proved reserves calculated using SEC pricing.  PV-10 is a computation of the Standardized Measure of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the Standardized Measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent.  Management believes that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to Northern’s estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of Northern’s oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of Northern’s reserves to other companies. Management uses this measure when assessing the potential return on investment related to Northern’s oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure of discounted future net cash flows.  A reconciliation of PV-10 to the Standardized Measure is included below.

Reconciliation of Adjusted Net Income

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except share and per share data)	2020	2019	2020	2019
Net Income (Loss)	$(142,123)	$(107,937)	$(906,041)	$(76,318)
Add:
Impact of Selected Items:
(Gain) Loss on Unsettled Commodity Derivatives	84,923	110,408	(39,878)	173,214
Impairment Expense	104,463	—	1,066,668	—
Financing Expense	—	1,447	—	1,447
Impairment of Other Current Assets	—	(1,571)	—	6,398
Write-off of Debt Issuance Costs	—	—	1,543	—
Loss on the Extinguishment of Debt	—	22,762	3,718	23,187
Debt Exchange Derivative (Gain) Loss	—	—	—	(1,390)
(Gain) Loss on Unsettled Interest Rate Derivatives	(186)	—	1,019	—
Contingent Consideration Loss	169	879	169	29,512
Acquisition Transaction Costs	—	—	—	1,763
Selected Items, Before Income Taxes	189,368	133,925	1,033,240	234,130
Income Tax of Selected Items(1)	(11,575)	(4,497)	(31,164)	(36,898)
Selected Items, Net of Income Taxes	177,793	129,429	1,002,076	197,232

Adjusted Net Income	$35,670	$21,492	$96,035	$120,914

Weighted Average Shares Outstanding – Basic	45,520,634	40,204,204	42,744,639	38,708,460
Weighted Average Shares Outstanding – Diluted	55,381,388	43,056,527	52,659,217	39,482,135

Net Income (Loss) Per Common Share – Basic	(3.12)	$(2.68)	$(21.20)	$(1.97)
Add:
Impact of Selected Items, Net of Income Taxes	3.91	3.21	23.45	5.09
Adjusted Net Income Per Common Share – Basic	$0.79	$0.53	$2.25	$3.12

Net Income (Loss) Per Common Share – Diluted	(2.57)	$(2.51)	$(17.21)	$(1.93)
Add:
Impact of Selected Items, Net of Income Taxes	3.21	3.01	19.03	4.99
Adjusted Net Income Per Common Share – Diluted	$0.64	$0.50	$1.82	$3.06
_______________
(1)For the 2020 columns, this represents a tax impact using an estimated tax rate of 24.5% for the three and twelve months ended December 31, 2020, and includes an adjustment of $34.8 million and $222.0 million, respectively, for changes in our valuation allowance. For the 2019 columns, this represents a tax impact using an estimated tax rate of 24.5% for the three and twelve months ended December 31, 2019, and includes an adjustment of $28.3 million and $20.5 million, respectively, for changes in our valuation allowance.

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2020	2019	2020	2019
Net Income (Loss)	$(142,123)	$(107,937)	$(906,041)	$(76,318)
Add:
Interest Expense	13,358	20,393	58,503	79,229
Income Tax Provision (Benefit)	—	—	(166)	—
Depreciation, Depletion, Amortization and Accretion	32,769	63,411	162,120	210,201
Impairment of Other Current Assets	—	(1,571)	—	6,398
Non-Cash Stock-Based Compensation	936	3,674	4,119	7,955
Write-off of Debt Issuance Costs	—	—	1,543	—
Loss on the Extinguishment of Debt	—	22,762	3,718	23,187
Debt Exchange Derivative (Gain) Loss	—	—	—	(1,390)
Contingent Consideration Loss	169	879	169	29,512
Financing Expense	—	1,447	—	1,447
Cash Severance Expense	—	759	—	759
(Gain) Loss on Unsettled Interest Rate Derivatives	(186)	—	1,019	—
(Gain) Loss on Unsettled Commodity Derivatives	84,923	—	(39,878)	173,214
Impairment Expense	104,463	—	1,066,668	—
Adjusted EBITDA	$94,309	$114,225	$351,774	$454,193